Exhibit 99.1

AIR ENTERPRISES LLC

FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITOR’S REPORT

December 31, 2016 and 2015

INDEX

Page
Independent Auditor’s Report

Financial Statements:

Statement of Assets Acquired and Liabilities Assumed	3

Statement of Net Revenues and Direct Operating Expenses	4

Notes to Financial Statements	5

INDEPENDENT AUDITOR'S REPORT

To the Management of

     Hickok, Inc.

Cleveland, Ohio

We have audited the accompanying financial statements of Air Enterprises LLC, which comprise the statement of assets acquired and liabilities assumed as of December 31, 2016 and 2015, and the related statement of net revenues and direct operating expenses for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of Air Enterprises Acquisition LLC as of December 31, 2016 and 2015, and the net revenues and direct operating expenses for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying statement of assets acquired and liabilities assumed and the related statement of net revenues and direct operating expenses of Air Enterprises LLC were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the current report on Form 8-K/A of Hickok, Inc. as described in Note 2 and are not intended to be a complete presentation of the results of the operations of Air Enterprises LLC.

/s/ Meaden & Moore, Ltd.

MEADEN & MOORE, LTD.

Cleveland, Ohio

August 14, 2017

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

Air Enterprises LLC

	March 31, 2017	December 31
	(Unaudited)	2016	2015
ASSETS ACQUIRED
Accounts receivable - trade	$6,149,593	$6,274,511	$11,223,994
Costs and estimated earnings in excess of billings	2,639,878	2,944,766	2,527,820
Inventory	696,650	593,401	677,215
Prepaid expenses	2,261	190,201	154,950
Deposits	-	47,091	262,648
Other assets	-	105,303	133,493

Property and equipment	2,712,538	2,722,533	2,661,660
Less: Allowance for depreciation	1,935,573	1,862,276	1,636,206
Net Property and Equipment	776,965	860,257	1,025,454

Total Assets Acquired	10,265,347	11,015,530	16,005,574

LIABILITIES ASSUMED
Accounts payable	(1,373,216)	(2,262,281)	(4,025,171)
Billings in excess of costs and estimated earnings	(566,254)	(348,437)	(1,246,987)
Accrued warranty	(429,977)	(400,289)	(495,000)
Accrued commissions	(384,993)	(333,310)	(801,116)
Accrued expenses	(385,572)	(505,092)	(454,884)

Total Liabilities Assumed	(3,140,012)	(3,849,409)	(7,023,158)

Net of Assets Acquired and Liabilities Assumed	$7,125,335	$7,166,121	$8,982,416

See accompanying notes.

STATEMENT OF NET REVENUES AND DIRECT OPERATING EXPENSES

Air Enterprises LLC

	Three Months Ended
	March 31, 2017	Year Ended December 31
	(Unaudited)	2016	2015

Net revenues	$7,204,462	$40,610,068	$39,047,074

Direct operating expenses:
Cost of goods sold	(5,596,569)	(31,288,109)	(29,924,392)
Commissions expense	(389,310)	(1,959,849)	(1,844,127)
Design engineering expense	(244,258)	(1,143,680)	(830,084)
Sales expense	(222,719)	(1,363,800)	(1,711,827)
Depreciation expense	(48,367)	(263,342)	(340,220)
Net revenues less direct operating expenses	$703,239	$4,591,288	$4,396,424

See accompanying notes.

NOTES TO FINANCIAL STATEMENTS

Air Enterprises LLC

1     Description of Business:

Air Enterprises LLC (“AE”) manufactures custom air handling units under fixed price contracts. Its customers are typically in the health care, universities, research, pharmaceutical and industrial manufacturing market segments, and span all across the United States and worldwide.

Air Enterprises Acquisition LLC has one operating location in Northeastern Ohio.

Pursuant to an asset purchase agreement (the “APA”) dated June 1, 2017 between Hickok Acquisition A LLC (the “buyer”) and Air Enterprises Acquisition LLC (“the Seller”), the Buyer purchased certain assets, net of certain liabilities, related to Air Enterprises LLC (“AE”) for $10,250,000.

2	Summary of Significant Accounting Policies

Basis of Presentation:

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (“SEC”) filing for Hickok, Inc. (“Hickok”), based on the acquisition discussed above.

These statements are derived from AE’s historical accounting records and do not purport to reflect the assets acquired and the net revenues and direct operating expenses that would have resulted if AE had been a separate, stand-alone company during the periods presented. AE was only a component of the Seller prior to the divestiture and accordingly, historical financial statements in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”) have not previously been prepared, nor is it practicable to prepare separate, historical financial statements for AE. The statement of assets acquired and liabilities assumed and the statement of net revenues and direct operating expenses vary from a complete financial statement prepared in accordance with U.S. GAAP because they only include assets acquired and exclude indirect expenses, such as certain general and administrative expenses, interest expenses, income taxes and the allocation of corporate overhead costs. Therefore, the results set forth in the statements of net revenues and direct operating expenses may not be representative of future operations.

The accompanying statements of assets acquired and liabilities assumed as of March 31, 2017 and the statements of net revenues and direct operating expenses for the three months ended March 31, 2017 for AE are unaudited, but, in the opinion of management, have been prepared on the same basis as the audited statements of assets acquired and liabilities assumed of AE as of December 31, 2016 and 2015, and the related statements of net revenues and direct operating expenses for each of the years ended December 31, 2016 and 2015.

NOTES TO FINANCIAL STATEMENTS

Air Enterprises LLC

2	Summary of Significant Accounting Policies, Continued

Direct Operating Expenses:

Direct operating expenses on the accompanying statements of net revenues and direct operating expenses, which include cost of goods sold, sales and commission expenses, and design engineering expenses represent the total direct operating expenses. Direct operating expenses were extracted from the Company’s accounts based upon specifically identifiable projects associated with the activities of AE. The statements of net revenues and direct operating expenses exclude corporate overhead, including items such as human resources, legal services and settlements, compliance, finance, tax and treasury functions. Additionally, interest expense and income taxes have also been excluded from the financial statements.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition:

Revenue from contracts is recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct costs and allocations of indirect costs. Provisions for estimated losses on uncompleted contracts are made in the period in which it is determined a loss will be incurred. As long-term contracts extend over one or more years, revisions in costs and profits estimated during the course of the work are reflected in the accounting period in which the facts requiring the changes become known.

Because of the inherent uncertainties in estimating costs, it is at least reasonably possible the estimates of costs and revenue will change in the next year. Revenue earned on contracts in progress in excess of billings are classified as an asset. Amounts billed in excess of revenue earned are classified as a liability. The length of the contracts varies, but is typically three to six months.

AE recognizes revenue relating to replacement parts upon the shipment of goods or rendering of services to customers.

Accrued Commissions:

Commissions are earned based on the percentage-of-completion of the contract. Commissions are paid upon receipt of payment for units shipped.

NOTES TO FINANCIAL STATEMENTS

Air Enterprises LLC

2	Summary of Significant Accounting Policies, Continued

Accounts Receivable:

Trade accounts receivable are stated at the amount management expects to collect. Management provides for uncollectible amounts based on its assessment of the current status of individual accounts. Based on management's assessment, accounts receivable are net of allowance for doubtful accounts of $45,000 (2016) and $45,000 (2015) and $45,000 as of March 31, 2017, which is unaudited.

Inventory:

Inventory is valued at the lower of cost (weighted average) or market and consist of component parts, not allocated to jobs.

Property and Equipment:

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged to operations as incurred. Additions and betterments are capitalized. The cost and related accumulated depreciation of properties sold or otherwise disposed of are removed from the accounts and any gain or loss is reflected in the current year’s earnings.

	2017 (Unaudited)	2016	2015
Leasehold improvements	$996,085	$996,085	$986,089
Equipment	1,228,423	1,228,423	1,228,423
Office furniture and fixtures	116,504	116,504	116,504
Software and hardware	316,059	316,059	291,084
Computers	55,467	65,462	39,560
	2,712,538	2,722,533	2,661,660
Less accumulated depreciation	(1,935,573)	(1,862,276)	(1,636,206)

Net property and equipment	$776,965	$860,257	$1,025,454

Depreciation expense	$48,367	$263,342	$340,220

AE provides for depreciation of property and equipment generally using straight-line and accelerated methods for both financial reporting and federal income tax purposes over the estimated useful lives of the assets as follows:

Leasehold improvements	15 years
Equipment	7 years
Office furniture and fixtures	5 years
Software and hardware	3 to 5 years
Computers	5 years

NOTES TO FINANCIAL STATEMENTS

Air Enterprises LLC

2	Summary of Significant Accounting Policies, Continued

Product Warranties:

AE provides a 40-year warranty against structural failure due to corrosion, and generally provides a warranty covering parts for 12 months from startup or 18 months from shipment, whichever comes first. The warranty reserve is maintained at a level which, in management’s judgment, is adequate to absorb potential warranties incurred. The amount of the reserve is based on management’s knowledge of the contracts and historical trends. Because of the uncertainties involved in their contracts, it is reasonably possible that management’s estimates may change in the near term. However, the amount of change that is reasonable possible cannot be precisely estimated at this time.

3     Subsequent Events

Subsequent events have been evaluated for recognition and disclosure through August 14, 2017, the date the financial statements were available to be issued. There have been no subsequent events requiring disclosure other than the acquisition discussed in Note 1.